Exhibit 99.1

INmune Bio, Inc. Announces Third Quarter 2022 Results and Provides Business Update

Company to Host Conference Call Today, November 2, at 4:30pm ET

BOCA RATON, Fla., Nov. 02, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today reported its financial results for the quarter ended September 30, 2022 and provides a business update.

Q3 2022 and Recent Corporate Highlights

DN-TNF Platform Highlights (XPro™ and INB03):

●	FDA review of Chemistry Manufacturing and Controls (CMC) associated with a recently placed clinical hold on XPro1595 AD trials is ongoing. The Company has addressed the FDA’s manufacturing procedure query and is in ongoing discussion to alleviate the current hold and start the US trials sites for XPro1595 in AD as a soon as possible.

●	The Phase 2 trial in Mild AD patients continues to enroll in Australia. The first patient treated in the trial has completed the six-month study and has enrolled in the open label extension study.

●	Opened a Special Access Scheme (SAS) in AUS for patients in the Phase I AD trial based on the demand from our patients that completed the 12-month extension trial.

INKmune™ Platform:

●	The Company announced positive solid tumor data in multiple cancer lines resistant to natural killer (NK) killing that can be overcome with administration of INKmune by converting patient’s normal resting NK cells into potent memory-like NK cells that target solid tumors directly, even in the presence of immunosuppressive immunoregulatory cells and hypoxia associated with the tumor microenvironment (TME).

●	The second UK clinical site is due to be initiated in November 2022 and a third UK site is under evaluation.

●	The company completed a pre-IND discussion with the FDA and is preparing the IND to file with the FDA on a solid tumor indication.

Upcoming Events and Milestones:

●	Initiate Xpro™ Phase 2 program for AD02 (mild AD) and AD03 (mild cognitive impairment) in US patients once clinical hold is lifted.

●	Initiate XPro™ Phase 2 program for treatment resistant depression (TRD), funded in part by a $2.9 million NIH grant, once clinical hold is lifted.

●	Initiate INKmune™ Phase 1/2 program in a solid tumor in 1H 2023.

●	Additional open-label Phase 1 trial data of INKmune™ in high-risk MDS/AML in 2023.

●	Report top-line data from Phase 2 trial of Xpro™ in AD03 patients. Timelines to be updated following resolution of FDA clinical hold.

●	Report top-line data from Phase 2 trial of XPro™ in AD02 patients. Timelines to be updated following resolution of FDA clinical hold.

●	Presentation at Society of Immunotherapy Conference (SITC) on the use of DN-TNF to reshape the TME of trastuzumab resistant HER2+ breast cancer from a cancer protecting immunosuppressive TME to a TME that makes the tumor sensitive to immunotherapy.

●	Presentation at San Antonio Breast Cancer Symposium (SABCS) demonstrating the addition of DN-TNF to Antibody Drug Conjugates (ADC) in HER2+ breast cancer improves the response of ADCs and suggests addition of DN-TNF may improve results in resistant tumors.

●	Presentation of clinical data at ASH (American Society of Hematology) from the INKmune trial.

“The first patient enrolled in the AD02 trial, a randomized, blinded, placebo-controlled study of XPro™ in patients with Mild Alzheimer’s Disease (AD) with biomarkers of neuroinflammation, has completed the six-month study,” stated RJ Tesi, M.D., CEO of INmune Bio. “All patients that complete the six-month study will be eligible to receive XPro under a separate open label extension study. Our international, multicenter trial strategy has not changed and pending conclusion of the FDA’s XPro™ manufacturing inquiry, our plan to launch additional blinded, randomized, placebo-controlled Phase 2 trials in patients with mild cognitive impairment (MCI) and TRD will commence.”

“Our INKmune™ platform continues to pivot towards solid tumors. Data presented at the Innate Killer Europe conference demonstrated the ability of INKmune-primed NK cells to fight solid tumors in the hostile environment of the TME.   Improving NK cell therapeutic effectiveness in solid tumors such as prostate, renal cell, and nasopharyngeal cancer is an important unmet need in cancer therapy,” concluded Dr. Tesi.

Two presentations using DN-TNF (INB03) to reverse resistance to immunotherapy will occur this quarter. In the animal models, DN-TNF changes the immunobiology of the tumor and TME to make them more susceptible to immunotherapy such as ADCs. Although much of the data are in MUC4+/HER2+ breast cancer, the data are relevant in gastric, pancreatic, and other malignancies expressing MUC4. “Despite advances in the treatment of HER2+ breast cancer with ADCs, 50% of women relapse after 24 months,” added Dr. Tesi. “Combination with DN-TNF may provide these patients with additional therapeutic opportunities.”

Financial Results for the Quarter Ended September 30, 2022:

Net loss attributable to common stockholders for the quarter ended September 30, 2022 was approximately $7.7 million, compared to approximately $9.5 million for the quarter ended September 30, 2021.

Research and development expense totaled approximately $5.2 million for the recent quarter compared to approximately $6.5 million during the quarter ended September 30, 2021.

General and administrative expense was approximately $2.4 million for the quarter compared to approximately $2.5 million during the quarter ended September 30, 2021.

Other expense was approximately $0.3 million for the quarter ended September 30, 2022 compared to approximately $0.4 million during the quarter ended September 30, 2021.

As of September 30, 2022, the Company had cash and cash equivalents of approximately $57.4 million.

As of November 2, 2022, the Company had approximately 17.9 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: November 2, 2022
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-877-407-0784
Participant Dial-in (international): 1-201-689-8560
Conference ID: 13728541

A live audio webcast of the call can be accessed using this link: https://services.choruscall.com/mediaframe/webcast.html?webcastid=B2yQCYB2

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through November 19, 2022 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13728541.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals akin to treatment with at least three cytokines in combination. INKmune™ is stable at -80oC and is delivered by a simple IV infusion. The INKmune:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma, ovarian cancer, breast cancer.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720
info@inmunebio.com

Investor Contact:

Jason Nelson
Core IR
(516) 842-9614 x-823

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57,405	$74,810
Research and development tax credit receivable	4,417	4,913
Other tax receivable	114	591
Prepaid expenses	4,599	2,278
Prepaid expenses – related party	123	14

TOTAL CURRENT ASSETS	66,658	82,606

Operating lease – right of use asset	529	726
Other assets	99	99
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$83,800	$99,945

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,465	$3,733
Accounts payable and accrued liabilities – related parties	8	80
Deferred liabilities	778	474
Current portion of long-term debt	2,500	-
Operating lease, current liabilities	144	72
TOTAL CURRENT LIABILITIES	6,895	4,359

Long-term debt, net	12,129	14,458
Long-term operating lease liabilities	607	704
Accrued liability – long-term	463	199
TOTAL LIABILITIES	20,094	19,720

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 17,945,995 and 17,843,303 shares issued and outstanding, respectively	18	18
Additional paid-in capital	150,011	143,921
Accumulated other comprehensive (loss) income	(1,142)	1
Accumulated deficit	(85,181)	(63,715)
TOTAL STOCKHOLDERS’ EQUITY	63,706	80,225

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$83,800	$99,945

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE	$98	$14	$277	$18

OPERATING EXPENSES
General and administrative	2,382	2,515	6,929	6,666
Research and development	5,159	6,520	13,657	13,475
Total operating expenses	7,541	9,035	20,586	20,141

LOSS FROM OPERATIONS	(7,443)	(9,021)	(20,309)	(20,123)

OTHER EXPENSE, NET	(282)	(437)	(1,157)	(546)

NET LOSS	$(7,725)	$(9,458)	$(21,466)	$(20,669)

Net loss per common share – basic and diluted	$(0.43)	$(0.55)	$(1.20)	$(1.33)

Weighted average common shares outstanding - basic and diluted	17,945,995	17,329,379	17,921,036	15,553,344

COMPREHENSIVE LOSS
Net loss	$(7,725)	$(9,458)	$(21,466)	$(20,669)
Other comprehensive loss - foreign currency translation	(441)	(68)	(1,143)	(129)

Total comprehensive loss	$(8,166)	$(9,526)	$(22,609)	$(20,798)

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
 (Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,466)	$(20,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,361	3,274
Accretion of debt discount	171	69
Impairment of operating lease – right of use asset	89	-
Changes in operating assets and liabilities:
Research and development tax credit receivable	496	(3,272)
Other tax receivable	477	(75)
Prepaid expenses	(2,321)	(1,080)
Prepaid expenses – related party	(109)	(14)
Other assets	-	(99)
Accounts payable and accrued liabilities	(268)	2,703
Accounts payable and accrued liabilities – related parties	(72)	(24)
Deferred liabilities	304	351
Accrued liability – long-term	264	111
Operating lease liabilities	83	1
Net cash used in operating activities	(16,991)	(18,724)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid to Xencor to settle warrant for acquired research and development intangible assets	-	(15,000)
Net cash used in investing activities	-	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	699	80,253
Net proceeds from exercise of stock options	-	1,135
Net proceeds from the exercise of warrants	30	18
Net proceeds from the issuance of debt	-	14,951
Net cash provided by financing activities	729	96,357

Impact on cash from foreign currency translation	(1,143)	(129)

NET (DECREASE) INCREASE IN CASH	(17,405)	62,504

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	74,810	21,967

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$57,405	$84,471

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$962	$265

NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to Xencor to settle warrant issued for acquired research and development intangible assets	$-	$3,300
Warrants issued as debt inducement	$-	$619